PRESS RELEASE

                                  Contact: Fred G. Kowal
                                           President and Chief Operating Officer
                                           ASB Holding Company
                                           (973) 748-3600
ASB Holding Company
American Bank of New Jersey
365 Broad Street
Bloomfield, NJ  07003-2798

OTC Electronic Bulletin Board "ASBH"                       For Immediate Release
                                                           ---------------------
                                                           September 21 2005


                   STOCKHOLDER APPROVAL AND MEMBER APPROVAL OF
    SECOND-STEP CONVERSION OF ASB HOLDING COMPANY AND AMERICAN SAVINGS, MHC

Bloomfield, New Jersey - September 21, 2005 - ASB Holding Company (OTC Electronic Bulletin Board "ASBH")(the "Company"), the middle-tier stock holding company of American Bank of New Jersey (the "Bank"), announced today that its shareholders voted to approve the Plan of Conversion and Reorganization ("Reorganization") related to the proposed second-step conversion of American Savings, MHC and formation of American Bancorp of New Jersey, Inc. as the new, parent holding company of the Bank. The members of American Savings, MHC also voted to approve the Reorganization.

American Bancorp of New Jersey, Inc. closed its subscription stock offering on September 14, 2005. The Reorganization is still subject to receipt of regulatory approval from the Office of Thrift Supervision, Washington, DC. It is anticipated that the Reorganization will be completed in October 2005. Upon the effective date of the Reorganization, the shares of common stock of American Bancorp of New Jersey, Inc. to be issued in exchange for the shares of common stock of ASB Holding Company or sold in the subscription offering by American Bancorp of New Jersey, Inc. will be issued.

The foregoing information contains forward-looking statements concerning our plans, objectives, expectations, estimates and intentions. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of us.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This press release is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.